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                                                                 EXHIBIT 10.18

                                  FIRST AMENDMENT
                                 TO LOAN AGREEMENT


THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") dated as of February 12, 1998, is made and entered into by and between Troy Systems Inc., a California Corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank").

                                     RECITALS:

A. Borrower and Bank are parties to that certain Loan Agreement dated June 19, 1998 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.


B. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this First Amendment.

                                     AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:


1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   AMENDMENTS TO THE AGREEMENT.

     (a) 1.2 Borrowing Base. The first paragraph shall be deleted in its entirety and replaced with the following:

     An amount of the Loan equal to $4,500,000,* evidenced by a Note dated February 6, 1998 is a revolving loan subject to a borrowing base ("Borrowing Base Loan"). Notwithstanding any other provision of this Agreement or any other Loan Document, Bank shall not be obligated to advance funds under the Borrowing Base Loan, if the principal amount of such Borrowing Base Loan including such advance exceeds 80% of Borrower's Eligible Accounts plus 85% of Specified Accounts. In no event, however, shall the aggregate amount of the advances based on Eligible Inventory exceed, at any time, the sum of $700,000. As a sublimit to the Borrowing Base Loan, Bank shall issue, for the account of Borrower, one or more irrevocable, standby letters of credit (individually, an "L/C" and collectively, the "L/Cs"). All such standby L/Cs shall be drawn on such terms and conditions as are acceptable to Bank. The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed Four Hundred Thousand Dollars ($400,000) and shall reduce, dollar for dollar, the maximum amount available under the Borrowing Base Loan. Each L/C shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form for standby L/C applications and reimbursement agreements. No L/C shall expire after June 30, 1998.


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     (b)  1.2 Borrowing Base. The third paragraph, prior to (a), shall be deleted in its entirety and replaced with the following:

     "The term "Eligible Accounts" means those Accounts, net of finance charges, which are due and payable within ninety (90) days, or less, from the date of the invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank. Eligible Accounts shall also include those accounts which have extended terms to Borrower's international distributors evidencing the purchase of parts and supplies in an amount not to exceed Thirty Five Thousand Dollars ($35,000) provided, however, the aggregate amount of these accounts shall not exceed Five Hundred Thousand Dollars ($500,000). Eligible Accounts shall also include Specified Accounts, which are approved by the Bank in its sole discretion and are more fully described in Exhibit I herein. Eligible Accounts shall not include the following:"

     (c) 1.3 Eligible Inventory. The section shall be deleted in its entirety and replaced with the following:

     "The term "Eligible Inventory" means inventory owned by Borrower and Troy Group, Inc. and includes: (a) 50% of total purchased inventory of Standard Desktop Laser Printers plus (b) 40% of total purchased inventory of toner cartridges plus bulk toner for the toner product line plus (c) 10% of toner cartridge finished goods for Troy Printers plus (d) 25% of the sum of finished goods inventory, excluding Desktop Laser Printers, plus raw materials less the general ledger obsolescence reserve, less finished goods returned, less demonstration inventory, less any finished foods subject to consignment sales not to exceed $700,000."

     (d) 1.5 The Standby Letters of Credit. The last sentence of the paragraph shall be deleted and replaced with the following:

     "No L/C shall expire after June 30, 1998."

     (e) 1.7 Guaranty. Delete the entire section and replace with the following:

     "The payment and performance of all obligations of Borrower under the Loan Documents are and shall be during the term of the Loan guaranteed by:
     Patrick Dirk, Mary Dirk, and The Dirk Family Trust, in the amount of Eight Hundred Thousand Dollars ($800,000), and Troy Group, Inc. in the amount of Five Million Dollars ($5,000,000)."


3. EFFECTIVENESS OF THE FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)  The counterpart of this First Amendment, duly executed by Borrower;

     (b)  The Promissory Note, duly executed by Borrower;

     (c) The duly executed Continuing Guaranty of Patrick Dirk, Mary Dirk, and The Dirk Family Trust;

     (d) Such other documents, instruments or agreements as Bank may reasonably deem necessary.


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4.   RATIFICATION.  Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of the First Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     (c) No event has occurred and is continuing or would result from this First Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. GOVERNING LAW. This First Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


WITNESS the due execution hereof as of the date first above written.


TROY SYSTEMS INC.                            UNION BANK OF CALIFORNIA, N.A.

By:  /s/ Patrick J. Dirk                     By:  /s/ Margaret Furbank
   --------------------------------             --------------------------------

Title:    CEO                                Title:    Vice President
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                                             By:
                                                --------------------------------

                                             Title:
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